Exhibit 3.1 Corporations Section Hope Andrade P.O.Box 13697 Secretary of State Austin, Texas 78711-3697 Office of the Secretary of State CERTIFICATE OF FILING OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. 138582600 The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below. Dated: 05/28/2010 Effective: 05/28/2010 Hope Andrade Secretary of State Come visit us on the internet at http://www.sos.state.tx.us/ Phone: (512) 463-5555 Fax: (512) 463-5709 Dial: 7-1-1 for Relay Services Prepared by: Rosa Arrellano TID: 10303 Document: 309802350002

Exhibit 3.1 Form 424 (Revised 12/09) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions This space reserved for office use. FILED In the Office of the Secretary of State of Texas MAY 28 2010 Certificate of Amendment Corporations Section Entity Information The name of the filing entity is: First Federal Bancshares of Arkansas, Inc. State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, slate the old name and not the new name. The filing entity is a: (Select the appropriate entity type below.) For-profit Corporation Professional Corporation Nonprofit Corporation Professional Limited Liability Company Cooperative Association Professional Association Limited Liability Company Limited Partnership The file number issued to the filing entity by the secretary of state is: 0138582600 The date of formation of the entity is: January 25, 1996 Amendments 1. Amended Name (If the purpose of the certificate of amendment is to change the name of the entity, use the following statement) The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows: The name of the filing entity is: (state the new name of the entity below) The name of the entity must contain an organizational designation or accepted abbreviation of such term. as applicable. 2. Amended Registered Agent/Registered Office The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows: Form 424 5088631

Exhibit 3.1 Registered Agent (Complete either A or B, but not both. Also complete C.) A. The registered agent is an organization (cannot be entity named above) by the name of: OR Ti B. The registered agent is an individual resident of the state whose name is: First Name M.I. Last Name Suffix The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent. C. The business address of the registered agent and the registered office address is: TX Street Address (No P.O. Box) City State Zip Code 3. Other Added, Altered, or Deleted Provisions Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format. Text Area (The attached addendum, if any, is incorporated herein by reference.) Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows: Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows: The first sentence of Article V shall be amended to increase the authorized shares of common stock to 30,000,000 shares and shall read as follows: “The total number of shares of capital stock which the Company has authority to issue is 35,000,000, of which 30,000,000 shall be common stock, $0.01 par value per share (hereinafter the “Common Stock”) and of which 5,000,000 shall be preferred stock, no par value per share (hereinafter the “Preferred Stock”).” Delete each of the provisions identified below from the certificate of formation. Statement of Approval The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity. Form 424 5088631 2

Exhibit 3.1 Effectiveness of Filing (Select either A, B, or C.) A. This document becomes effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: C.  This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument. By: Signature of authorized person Larry J. Brandt, President and CEO Printed or typed name of authorized person (see instructions) Form 424 5088631 3 Date May 26, 2010